FOR RELEASE SEPTEMBER 30, 2008 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fourth Quarter and Fiscal Year End 2008
Results; Teleconference and Webcast to be held on September 30, 2008

CRANBURY, NJ – September 30, 2008 – Palatin Technologies, Inc. (AMEX: PTN) announced today results for its fourth quarter and fiscal year ended June 30, 2008. Palatin reported a net loss of $5.2 million, or $(0.06) per basic and diluted share, for the quarter ended June 30, 2008, compared to a net loss of $6.1 million, or $(0.07) per basic and diluted share, for the same period in 2007. Total revenues in the quarter ended June 30, 2008 were $1.0 million, compared to $2.6 million for the same period in 2007.

The decrease in the net loss for the quarter ended June 30, 2008 versus the quarter ended June 30, 2007 was primarily attributable to the reduction in development expenses for bremelanotide, the Company’s drug previously under development for the treatment of male and female sexual dysfunction.

For the years ended June 30, 2008 and 2007, total revenues were $11.5 million and $14.4 million, respectively. Palatin’s net loss for the year ended June 30, 2008 was $14.4 million, or $(0.17) per basic and diluted share, compared to a net loss of $27.8 million, or $(0.36) per basic and diluted share, for the year ended June 30, 2007.

The audited consolidated financial statements in Palatin’s Annual Report on Form 10-K for the year ended June 30, 2008 contains a going concern qualification from its independent registered public accounting firm. As of June 30, 2008, the Company had cash, cash equivalents and investments totaling $12.8 million.

FISCAL YEAR 2008 HIGHLIGHTS

Significant developments in Palatin’s business since June 30, 2007 include the following:

•	Restructuring and refocusing its development and clinical programs. As part of the restructuring, Palatin discontinued development of bremelanotide for treatment of sexual dysfunction and reduced its number of employees by one-half. The downsizings leave Palatin with 46 employees today and will result in an annual savings of approximately $7 million.

•	Palatin has continued to advance its product portfolio in cardiovascular, obesity and sexual dysfunction fields by:

o	Filing an Investigational New Drug Application and successfully completing both a Phase 1 and Phase 2a trial with PL-3994, a natriuretic peptide receptor A agonist under development for the treatment of heart failure and difficult-to-treat hypertension.

o	Repositioning bremelanotide as a therapeutic drug for prevention of organ damage secondary to cardiac surgery and for related indications.

-More-

o	Developing a new molecule for treatment of sexual dysfunction, PL-6983, that in animal models show efficacy for sexual dysfunction with significantly less effect on blood pressure than seen with bremelanotide.

•	Amending its agreement with AstraZeneca to license additional compounds and associated intellectual property to AstraZeneca. The global licensing and research collaboration agreement with AstraZeneca to discover, develop and commercialize compounds for treatment of obesity, diabetes and related metabolic syndrome was entered into in January 2007.

•	Effective December 2007, Palatin and King Pharmaceuticals ended their collaborative development and marketing agreement on bremelanotide for the treatment of sexual dysfunction.

LICENSE, GRANTS AND CONTRACTS

For the quarter ended June 30, 2008, Palatin recognized $0.8 million of contract revenue under its collaboration agreement with AstraZeneca. In the comparable quarter of 2007, Palatin recognized $0.7 million of contract revenue from AstraZeneca and $1.9 million related to its collaboration agreement with King.

COSTS AND EXPENSES

Total operating expenses for the quarter ended June 30, 2008 were $6.4 million versus $9.1 million for the comparable quarter of 2007, primarily due to lower development costs of bremelanotide.

CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $12.8 million as of June 30, 2008, compared to $33.8 million at June 30, 2007.

Palatin Technologies’ management will discuss the fourth quarter and year end financial results for the fiscal year ended June 30, 2008 and provide an update on corporate developments during a conference call and webcast on September 30, 2008 at 11:00 a.m. ET.

Conference Call and Webcast Access Information

•	Q4-Fiscal Year 2008 Conference Call - Live	September 30, 2008 at 11:00 a.m. ET
	Domestic Dial-In Number	1-866-263-2958
	International Dial-In Number	1-913-312-6664

•	Q4-Fiscal Year 2008 Conference Call - Replay	September 30 - October 7, 2008
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Replay Passcode	6671824

•	Webcast Live and Replay Access	http://www.palatin.com

The webcast and replay can be accessed by logging on to the “Investor Center – Webcasts” section of Palatin’s website at http://www.palatin.com.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of proprietary peptide, peptide mimetic and small molecule compounds with a focus on melanocortin and natriuretic peptide receptor systems.  The melanocortin system is involved in a large and diverse number of physiologic functions, and therapeutic agents modulating this system may have the potential to treat a variety of conditions and diseases, including sexual dysfunction, obesity and related disorders, ischemia and reperfusion injury, hemorrhagic shock and inflammation-related diseases.  The natriuretic peptide receptor system has numerous cardiovascular functions, and therapeutic agents modulating this system may be useful in treatment of heart failure, hypertension and other cardiovascular diseases. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements shall be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to, the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date of this press release.

Contacts: For Palatin Technologies:	For Institutional Investors and Media:
Stephen T. Wills, CPA, MST	Susan Kim
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	skim@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
Consolidated Statement of Operations Data

	Year Ended June 30,
	2008	2007	2006
REVENUES:
Licenses, grants and contracts	$11,483,287	$14,405,665	$18,239,783
Royalties	-	-	1,508,862
Total revenues	11,483,287	14,405,665	19,748,645

OPERATING EXPENSES:
Research and development	21,187,762	36,913,739	41,013,894
General and administrative	6,928,295	7,293,091	6,843,817
Cost of product sales	-	-	2,041,175
Royalties	-	-	299,995
Total operating expenses	28,116,057	44,206,830	50,198,881

Loss from operations	(16,632,770)	(29,801,165)	(30,450,236)

OTHER INCOME (EXPENSE):
Investment income	1,030,452	1,324,671	855,601
Interest expense	(73,495)	(53,339)	(30,522)
Total other income, net	956,957	1,271,332	825,079

Loss before income taxes	(15,675,813)	(28,529,833)	(29,625,157)
Income tax benefit	1,291,444	778,308	666,275

NET LOSS	$(14,384,369)	$(27,751,525)	$(28,958,882)

Basic and diluted net loss per common share	$(0.17)	$(0.36)	$(0.48)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	85,220,575	76,204,160	60,356,610

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PALATIN TECHNOLOGIES, INC.
Consolidated Balance Sheet Data

	June 30, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$9,421,770	$31,447,615
Available-for-sale investments	3,352,771	2,323,642
Accounts receivable	5,747	607,841
Prepaid expenses and other current assets	484,362	1,008,464
Total current assets	13,264,650	35,387,562

Property and equipment, net	5,128,076	6,070,226
Restricted cash	475,000	475,000
Other assets	257,198	848,446
Total assets	$19,124,924	$42,781,234

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current portion	$263,128	$216,841
Accounts payable	635,183	1,120,894
Accrued expenses	1,666,628	2,420,837
Accrued compensation	767,509	941,300
Deferred revenue, current portion	1,666,669	4,864,833
Total current liabilities	4,999,117	9,564,705

Capital lease obligations, net of current portion	121,629	275,126
Deferred rent, net of current portion	1,479,794	1,966,628
Deferred revenue, net of current portion	5,972,220	12,443,087
Total liabilities	12,572,760	24,249,546

Commitments and contingencies

Stockholders' equity:
Preferred stock of $0.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of June
30, 2008 and 2007, respectively	50	50
Common stock of $0.01 par value - authorized 150,000,000 shares; issued and outstanding 85,524,077 and 85,126,915 shares as of June 30, 2008
and 2007, respectively	855,241	851,269
Additional paid-in capital	208,247,194	205,875,438
Accumulated other comprehensive income	29,117	-
Accumulated deficit	(202,579,438)	(188,195,069)
Total stockholders' equity	6,552,164	18,531,688
Total liabilities and stockholders' equity	$19,124,924	$42,781,234

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